UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2025, Cyngn Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). A total of 1,369,686 shares of common stock representing 56.32% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the Special Meeting.

The stockholders approved the amendment to the Company’s certificate of incorporation, as amended, to increase the number of shares of authorized common stock from 200,000,000 to 400,000,000.

The stockholders approved a proposal to authorize the board of directors to effect a reverse stock split of the outstanding shares of the Company’s common stock within one (1) year of January 30, 2025, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred fifty (1-for-150) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion, without further stockholder approval.

The stockholders approved a proposal to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024.

The stockholders approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal.

The final voting results on these matters were as follows:

1. Increase in the Number of Shares of Authorized Common Stock:

Votes For	Votes Against	Votes Abstained
868,202	491,144	10,340

2. Reverse Stock Split.

Votes For	Votes Against	Votes Abstained
850,890	509,313	9,483

3. To authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on December 23, 2024.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
656,308	147,693	6,121	559,564

4. Approval of, if necessary, the adjournments of the Special Meeting, to continue to solicit votes for Proposals 1, 2 and 3.

Votes For	Votes Against	Votes Abstained
861,610	477,510	30,566

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2025

CYNGN INC.

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer

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